Exhibit 99.1

Jasper Therapeutics Announces Commencement of an Offer to Purchase Outstanding Warrants

REDWOOD CITY, Calif., October 7, 2026 (GLOBE NEWSWIRE) – Jasper Therapeutics, Inc. (Nasdaq: JSPR) (“Jasper” or the “Company”), a clinical stage biotechnology company focused on the design and development of innovative therapies to treat immune-mediated diseases, today reported that it has commenced an offer to purchase (the “Offer”) any and all of its outstanding warrants to purchase shares of its common stock, par value $0.0001 per share (the “Common Stock”), that were issued in its underwritten public offering on September 18, 2025 (the “Warrants”). The purchase price is $0.324 in cash per Warrant, without interest (the “Offer Purchase Price”). The purpose of the Offer is to reduce the number of shares of Common Stock that would become outstanding upon the exercise of the Warrants, thereby reducing the potential dilutive impact of the Warrants, and providing shareholders and prospective investors greater certainty as to the Company’s capital structure. Warrants tendered in the Offer will be retired and cancelled.

Each Warrant lets its holder buy one share of Common Stock at an exercise price of $2.92, subject to adjustment. Holders may tender as few or as many of their Warrants as they choose. Holders may also exercise their Warrants during the Offer Period in accordance with the terms of the Warrants. Warrants that are not tendered will remain outstanding on their original terms and will expire in accordance with those terms at 5:00 p.m., Eastern Time, on March 18, 2030.

The Offer will be open until one minute after 11:59 p.m., Eastern Time, on November 6, 2026, unless the Company extends it or terminates it earlier (the “Expiration Date”). Holders may withdraw tendered Warrants at any time before the Expiration Date. The Offer is not conditioned on a minimum number of Warrants being tendered. It is subject to certain customary conditions described in the Offer to Purchase, including the absence of any legal action, governmental order or material adverse change that, in the Company’s reasonable judgment, would prohibit, restrict or delay the Offer or materially impair its contemplated benefits. Subject to applicable law, the Company may waive these conditions or extend, amend or terminate the Offer. Promptly after the Expiration Date, the Company will pay the Offer Purchase Price for Warrants that were validly tendered and not withdrawn. If all outstanding Warrants are tendered, the Company would expect to pay out approximately $4.0 million, which will be funded from cash on hand.

The Offer is being made under an Offer to Purchase dated October 7, 2026, and a Tender Offer Statement on Schedule TO dated October 7, 2026. Both are being filed with the Securities and Exchange Commission (“SEC”) and set out the full terms and conditions of the Offer.

The Company’s Common Stock is listed on The Nasdaq Stock Market LLC under the symbols “JSPR”. As of October 6, 2026, there were 12,345,707 Warrants outstanding.

The Company has not hired a dealer manager, information agent or depositary for the Offer. Questions about tender procedures and requests for additional copies of the offer materials, including the Letter of Transmittal and the Notice of Guaranteed Delivery, should be sent to Matthew Ros, the Company’s Chief Operating Officer, at Jasper Therapeutics, Inc., 2200 Bridge Pkwy, Suite #102, Redwood City, CA 94065, by telephone at (650) 549-1400 or by email at kira@argotpartners.com.

About Jasper

Jasper is a clinical stage biotechnology company focused on the design and development of innovative therapies to treat immune-mediated diseases. The company is advancing a pipeline of medicines including KP-104, briquilimab, and KP-701. KP-104 is a potential best-in-class dual-complement inhibitor that has demonstrated positive outcomes in paroxysmal nocturnal hemoglobinuria (PNH) and is under evaluation in other high unmet need nephrology disorders. Briquilimab is an anti-KIT antibody which has demonstrated positive clinical results both as a conditioning agent for stem cell transplant and mast cell mediated diseases such as chronic urticarias and allergic asthma. KP-701, a novel, dual-acting anti-CD79BxCD32B monoclonal antibody (mAb) for autoantibody-mediated disorders currently advancing to the clinic.

Forward-Looking Statements

Certain statements contained in this press release are or may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use words such as “estimate,” “expect,” “intend,” “believe,” “plan,” “anticipate,” “potential,” “projected” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or condition. Jasper cautions that these statements are based upon the current beliefs and expectations of Jasper’s management and are subject to significant risks, uncertainties and assumptions, including, without limitation, risks related to the timing, commencement, duration and completion of the tender offer, the anticipated participation (or lack of participation) of warrant holders, the expected reduction in outstanding warrants, the potential impact on Jasper’s capital structure the uncertainties associated with Jasper’s product candidates, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; risks related to the inability of Jasper to obtain sufficient additional capital to continue to advance product candidates and its preclinical programs; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; risks associated with the possible failure to realize certain anticipated benefits of the merger, including with respect to future financial and operating results;, and such additional risks and uncertainties contained in the “Risk Factors” section of Jasper’s Annual Reports on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that Jasper has subsequently filed or may subsequently file with the SEC. Statements regarding future actions, future performance and/or future results including, without limitation, those relating to the timing for completion, and results of, scheduled or additional clinical trials and the FDA’s or other regulatory review and/or approval and commercial launch and sales results (if any) of Jasper’s formulations and product candidates and regulatory filings related to the same, financial projections and targets, including, without limitation, cash runway, operating plans, future capital requirements and the sufficiency of existing cash resources, business strategy, plans and objectives for future operations, statements regarding Jasper and its operations and prospects, may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. There is no obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or to changes in Jasper’s expectations, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

Contacts:

Alex Gray (investors)
Jasper Therapeutics
650-549-1454
agray@jaspertx.com

Argot Partners (investors and media)

kira@argotpartners.com